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                                                                     EXHIBIT 3.4

                                     BYLAWS
                                       OF
                      O'SULLIVAN INDUSTRIES-VIRGINIA, INC.

                                    ARTICLE I

                        REGISTERED AND PRINCIPAL OFFICES

         1.01. The registered office of the corporation is located at 5511 Staples Mill Road, Richmond, Virginia 23228, County of Henrico, and the name of the registered agent of the corporation at such address is Edward R. Parker.

         1.02. The principal office of the corporation is located at 1800 One Tandy Center, Fort Worth, Tarrant County, Texas 76102, and the name of the agent of the corporation at such address is H. C. Winn.

                                   ARTICLE II

                              SHAREHOLDERS' MEETING

                                Place of Meetings

         2.01. All meetings of the shareholders shall be held at the principal office of the corporation, or any other place within or without the State of Virginia, as may be designated for that purpose from time to time by the Board of Directors.

                             Time of Annual Meeting

         2.02. The annual meeting of the shareholders shall be held each year at 10:00 a.m. on the third Thursday of July. If this day falls on a legal holiday, the annual meeting shall be held at the same time on the next following business day thereafter.

                                Notice of Meeting

         2.03. Notice of the meeting, stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given in writing to each shareholder entitled to vote at the meeting at least ten (10), but not more than fifty (50), days before the date of the meeting either personally or by mail or other means of written communication, addressed to the shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. Notice of adjourned meetings is not necessary, unless the meeting is adjourned for thirty (30) days or more, in which case notice of the adjourned meeting shall be given as in the case of any special meeting.

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                                Special Meetings

         2.04. Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the Chairman of the Board, President, or by the Board of Directors, or by any two (2) or more Directors, Secretary, or by one (1) or more shareholders holding not less than one-tenth (1/10) of all the shares entitled to vote at the meeting.

                                     Quorum

         2.05. A majority of the voting shares constitutes a quorum for the transaction of business. Business may be continued after withdrawal of enough shareholders to leave less than a quorum.

                                     Voting

         2.06. Only persons in whose names shares appear on the share records of the corporation on the date on which notice of the meeting is mailed shall be entitled to vote at such meeting, unless some other day is fixed by the Board of Directors for the determination of shareholders of record. Each shareholder is entitled to a number of votes equal to the number of Directors to be elected, multiplied by the number of shares which he is entitled to vote. Voting for the election of Directors shall be by voice, unless any shareholder demands a ballot vote before the voting begins.

                                     Proxies

         2.07. Every person entitled to vote or execute consents may do so either in person or by written proxy executed in writing by the shareholder or his duly authorized attorney in fact.

                              Consent of Absentees

         2.08. No defect in the calling or noticing of a shareholders' meeting will affect the validity of any action at the meeting if a quorum was present, and if each shareholder not present in person or by proxy signs a written waiver of notice, consent to the holding of the meeting, or approval of the minutes, either before or after the meeting, and such waivers, consents, or approvals are filed with the corporate records or made a part of the minutes of the meeting.

                             Action Without Meeting

         2.09. Action may be taken by shareholders without a meeting if each shareholder entitled to vote signs a written consent to the action, and such consents are filed with the Secretary of the corporation.


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                                   ARTICLE III

                                    DIRECTORS

                                     Powers

         3.01. The Directors shall act only as a board and an individual Director shall have no power as such. All corporate powers of the corporation shall be exercised by, or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors, subject however to such limitations as are imposed by law, the Articles of Incorporation, or these Bylaws, as to actions to be authorized or approved by the shareholders. The Board of Directors may, by contract or otherwise, give general or limited or special power and authority to the officers and employees of the corporation to transact the general business, or any special business, of the corporation, and may given powers of attorney to agents of the corporation '-o transact any special business requiring such authorization.

                     Number and Qualifications of Directors

         3.02. The authorized number of Directors of this corporation shall be three (3). The Directors need not be shareholders of this corporation or residents of Delaware. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

                           Election and Term of Office

         3.03. The Directors shall be elected annually by the shareholders entitled to vote, and shall hold office until their respective successors are elected, or until their death, resignation, or removal.

                                    Vacancies

         3.04. Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director. The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors.

                              Removal of Directors

         3.05. The entire Board of Directors, or any individual Director, may be removed from office with or without cause by vote of the holders of a majority of the shares entitled to vote for directors, at any regular or special meeting of such shareholders.


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                                Place of Meetings

         3.06. All meetings of the Board of Directors shall be held at the principal office of the corporation or at such place within or without the State of Virginia as may be designated from time to time by resolution of the Board or by written consent of all of the members of the Board.

                                Regular Meetings

         3.07. Regular meetings of the Board shall be held, without call or notice, immediately following each annual meeting of the shareholders of this corporation, and at such other times as the Directors may determine.

                       Special meetings - Call and Notice

         3.08. Special meetings of the Board of Directors for any purpose shall be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary, or any two Directors. Written notices of the special meetings, stating the time, and in general terms the purpose or purposes thereof, shall be mailed or telegraphed or personally delivered to each Director not later than the day before the day appointed for the meeting.

                                     Quorum

         3.09. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation.

                          Board Action Without Meeting

         3.10. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, and with the same force and effect as a unanimous vote of Directors, if all members of the Board shall individually or collectively consent in writing to such action.

                              Adjournment - Notice

         3.11. A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place is fixed at the meeting adjourned. In the absence of a quorum, a majority of the Directors present at any Directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.


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                               Conduct of Meetings

         3.12. The Chairman of the Board, or, in his absence, any Director selected by the Directors present, shall preside at meetings of the Board of Directors. The Secretary of the corporation, or in his absence, any person appointed by the presiding officer, shall act as Secretary of the Board of Directors.

                                  Compensation

         3.13. Directors and members of committees shall receive no compensation for their services as a Director unless authorized by a resolution adopted by this Board of Directors, but shall receive reimbursement for expenses, as may be fixed or determined by resolution of the Board.

                    Indemnification of Directors and Officers

         3.14. The Board of Directors shall authorize the corporation to pay expenses incurred by, or to satisfy a judgment or fine rendered or levied against present or former Directors, officers, or employees of this corporation as provided by the Virginia Stock Corporation Act, Sections 13.1- 698 and 13.1-702 of the Code of Virginia.

                                   ARTICLE IV

                                    OFFICERS

                              Title and Appointment

         4.01. The officers of the corporation shall be President, Executive Vice President, one (1) or more Vice Presidents, a Secretary, a Treasurer, and such assistants and other officers as the Board of Directors shall from time to time determine. Any two offices, except President and Secretary, may be held by one (1) person. All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all others.

                          Powers and Duties of Officers

         4.02. The officers of the corporation shall have the powers and duties generally ascribed to the respective offices, and such additional authority or duty as may from time to time be established by the Board of Directors.

                                     Removal

         4.03. Any officer may be removed at any time with or without cause by affirmative vote of the majority of the Board of Directors at any meeting of the Board of Directors called and held for that purpose.


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                                    ARTICLE V

                            EXECUTION OF INSTRUMENTS

         5.01. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation.

                                   ARTICLE VI

                         ISSUANCE AND TRANSFER OF SHARES

         6.01. Certificates for shares of the corporation shall be issued only when fully paid.

                               Share Certificates

         6.02. The corporation shall deliver certificates representing all shares to which shareholders are entitled, which certificates shall be in such form and device as the Board of Directors may provide. Each certificate shall bear upon its face the statement that the corporation is organized in Virginia, the name in which it is issued, the number and class of shares and series and the par value or a statement that the shares are without par value. The certificates shall be signed by the Chairman of the Board, the President, a Vice President, or the Secretary or an Assistant Secretary, which signatures may be in facsimile if the certificates are to be countersigned by a transfer agent or registered by a registrar, and the seal of the corporation shall be affixed thereto. The certificates shall contain on the faces or backs such recitation or references as are required by law.

                           Replacement of Certificates

         6.03. No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and cancelled, except in the case of lost or destroyed certificates for which the Board of Directors may order new certificates to be issued upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

                               Transfer of Shares

         6.04. Shares of the corporation may be transferred by endorsement by the signature of the owner, his agent, attorney, or legal representative, and the delivery of the certificate. The transferee in any transfer of shares shall be deemed to have full notice of, and to consent to, the Bylaws of the corporation to the same extent as if he had signed a written assent thereto.


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                                   ARTICLE VII

                               RECORDS AND REPORTS

                         Inspection of Books and Records

         7.01. All books and records provided for by statute shall be open to inspection of the shareholders from time to time and to the extent expressly provided by statute, and not otherwise. The Directors may examine such books and records at all reasonable times.

                          Closing Stock Transfer Books

         7.02. The Board of Directors may close the transfer books in its discretion for a period not exceeding fifty (50) days preceding any meeting, annual or special, of the shareholders, or the day appointed for the payment of a dividend.

                                  ARTICLE VIII

                               AMENDMENT OF BYLAWS

         8.01. The power to alter, amend, or repeal these Bylaws is vested in the Directors, subject to repeal or change by action of the shareholders.








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                                                                    Attachment B



                           O'SULLIVAN INDUSTRIES, INC.

               Resolutions Amending By-Laws adopted July 21, 1994

RESOLVED, that Section 1.01 of the By-laws of the Corporation be and it hereby is amended to read as follows:

                  1.01. The principal office of the corporation is located at 1900 Gulf Street, Lamar, Barton County, Missouri-,

and further

RESOLVED, that Section 2.02 of the By-laws of the Corporation be and it hereby is amended to read as follows:

                  2.02 The annual meeting of the shareholders shall be held each year at 10:00 a.m. on the third Thursday of July; provided, however, that commencing in 1995 the annual meeting of the shareholders shall be held each year at 10:00 a.m. on the second Thursday of November. If this day falls on a legal holiday, the annual meeting shall be held at the same time on the next following business day thereafter.







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                           O'SULLIVAN INDUSTRIES, INC.

                Resolution Amending By-Laws adopted July 8, 1996

                             (Amendment of By-laws)

RESOLVED, that the first sentence of Section 3.02 of the By-laws of the Corporation is hereby amended to read as follows:

                  "The authorized number of Directors of this corporation shall be five (5)."












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